UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2012

ARCHER-DANIELS-MIDLAND COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-44	41-0129150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4666 Faries Parkway Decatur, Illinois	62526
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (217) 424-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

On January 11, 2012, Archer-Daniels-Midland Company (the “Company”) committed to a planned reduction of its salaried workforce. Please see Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated into this Item 2.05 by reference for additional information regarding this event. All of the pre-tax charge described in the release is expected to result in future cash expenditures.

Item 2.06. Material Impairments.

On January 9, 2012, the Company determined that a charge for impairment would be taken by the Company due to a change in circumstances and certain actions taken by the Company impacting its commercial alliance with Metabolix, Inc. and Telles, LLC, the Company’s joint venture with Metabolix. Please see Exhibit 99.2 to this Current Report on Form 8-K, which is incorporated into this Item 2.06 by reference for additional information regarding this event.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed or furnished herewith:

99.1	Press release dated January 11, 2012

99.2	Press release dated January 12, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHER-DANIELS-MIDLAND COMPANY

Date: January 13, 2012	By	/s/ David J. Smith
David J. Smith
Executive Vice President, Secretary and General Counsel

EXHIBIT INDEX

Number	Description	Method of filing

99.1	Press release dated January 11, 2012	Filed electronically

99.2	Press release dated January 12, 2012	Filed electronically